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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC  20549
                                     -------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                     -------


Date of Report (Date of earliest event reported):      September 23, 1997


                              BMC WEST CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                    000-19335              94-3050454
(State or Other Jurisdiction      (Commission File        (I.R.S. Employer
   of Incorporation or               Number)            Identification Number)
     Organization)

                                1475 TYRELL LANE
                              BOISE, IDAHO  83706
              (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:    (208) 387-4382







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ITEM 5.   OTHER EVENTS

       On September 23, 1997, BMC West Corporation, a Delaware corporation (the "Registrant"), implemented a holding company form of organizational structure. The new holding company organizational structure provides to the Registrant a framework that can accommodate future growth from internal operations, acquisitions or joint ventures, broadens the alternatives available for future financing and generally provides for greater administrative and operational flexibility.

       The holding company organizational structure was effected by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the "Merger"), which provides for the formation of a holding company structure without a vote of the stockholders of the Registrant. In the Merger, BMC West Merger Corporation, a Delaware corporation, merged with and into the Registrant, with the Registrant as the surviving corporation. Prior to the Merger, BMC West Merger Corporation was a direct, wholly-owned subsidiary of Building Materials Holding Corporation, a Delaware corporation (the "Holding Company"), which was a direct, wholly-owned subsidiary of the Registrant organized for the purpose of implementing the holding company organizational structure. By virtue of the Merger, the Registrant became a direct, wholly-owned subsidiary of Holding Company, and all of the Registrant's outstanding capital stock was converted, on a share for share basis, into capital stock of Holding Company. As a result, each stockholder of the Registrant became the owner of an identical number of shares of capital stock of Holding Company. Additionally, each outstanding option to purchase shares of the Registrant's common stock was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of Holding Company's common stock.

       Also, in connection with the Merger, the Registrant will terminate the rights to purchase shares of the Registrant's Series C Junior Participating Cumulative Preferred Stock that were issued to holders of the Registrant's common stock pursuant to the Rights Agreement, dated as of August 3, 1993, between the Registrant and American Stock Transfer and Trust Company, as Rights Agent (the "Old Rights Agreement"), in accordance with the terms and conditions of the Old Rights Agreement. Holding Company will promptly thereafter enter into a new Rights Agreement (the "New Rights Agreement"), pursuant to which holders of Holding Company's common stock will receive one right to purchase Holding Company's Series C Junior Participating Cumulative Preferred Stock for each share of Holding Company common stock owned (a "New Right"). Until the occurrence of certain events specified in the New Rights Agreement, the New Rights will be represented by the outstanding shares of Holding Company common stock in respect of which the New Rights are issued, are not transferable separately from the associated shares of Holding Company common stock, and are automatically transferred upon transfer of the associated common stock.

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       The conversion of shares of capital stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of the Registrant are deemed to represent shares of capital stock of Holding Company.


ITEM 7(c).     EXHIBITS

       Exhibit No.                 Description
       -----------                 ---------------
          99.1                     Press Release issued September 23, 1997


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of September 23, 1997.

                                   BMC WEST CORPORATION
                                   By:  /s/  Donald S. Hendrickson
                                      -----------------------------------------
                                        Donald S. Hendrickson
                                        President and Chief Executive Officer


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                                  EXHIBIT INDEX

                                                                    SEQUENTIALLY
                                                                      NUMBERED
EXHIBIT NO.    DOCUMENT                                                 PAGE
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Exhibit 99.1   Press Release issued September 23, 1997                  99.1